UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008

Catalyst Lighting Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50385	84-1588927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Lakeview Way
Vero Beach, FL 32963
_____________________________________________
(Address of principal executive offices and Zip Code)

772-231-7544
_____________________________________________
(Registrant’s telephone number, including area code)

N/A
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2008, Catalyst Lighting Group, Inc. (the “Company” or “Catalyst”), a Delaware corporation, entered into a letter of intent (the “Letter of Intent”) to acquire Organic Bouquet, Inc. (“Organic Bouquet”), a California corporation, and Organic Style Limited (“Organic Style”), a private limited company organized under the laws of England and Wales (collectively, Organic Bouquet and Organic Style are referred to as “Organic”).

On August 18, 2008, the Company terminated the LOI since the parties had not executed definitive and final agreements by July 31, 2008.

The Company is currently a “shell company” with nominal assets and operations whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST LIGHTING GROUP, INC.

Date: August 19, 2008	By:	/s/ Kevin R. Keating
	Name:	Kevin R. Keating
	Title:	President